EXHIBIT 16.1

July 18, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Ashland Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Ashland Inc. dated July 16, 2014.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 720 East Pete Rose Way, Suite 400, Cincinnati, OH 45202
T: (513) 723-4700, F: (513) 723-4777, www.pwc.com/us